Exhibit 3.4

FIRST AMENDMENT

TO

LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is effective as of the date upon which 75% of the Voting Percentage (Special) have signed this Amendment, as evidenced by the signatures hereto, by and among Midwest First Financial, Inc., a Nebraska corporation, ACSAB, LLC, a Delaware limited liability company, Laminar Direct Capital L.P., a Delaware limited partnership, USRG ASA, LLC, a Delaware limited liability company, FDC Ethanol, LLC, a Minnesota limited liability company, Cargill Biofuels Investments, LLC, a Delaware limited liability company, ASAlliances Holdings, LP, a Texas limited partnership (collectively, the “Members”), and ASAlliances Biofuels, LLC, a Delaware limited liability company (the “Company”),

WHEREAS, each of the Members and the Company are parties to that certain Limited Liability Company Agreement of the Company dated as of February 6, 2006 (the “Agreement”); and

WHEREAS, the Members and the Company desire to amend the Agreement, and enter into the other agreements set forth herein, in the manner, and subject to the terms and conditions, provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendments

Section 2.01 Amendment of Article 3. Effective as of the date hereof, Article 3 of the Agreement is hereby deleted and replaced with the following:

“The purpose and character of the business of the Company is to (i) organize and capitalize one or more subsidiaries, including the Subsidiaries, and (ii) to cause the Company and/or its subsidiaries to develop, construct, own, operate and dispose of dry mill ethanol production facilities and to undertake and carry on any activity incidental thereto or in furtherance thereof.”

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LIMITED LIABILITY COMPANY AGREEMENT

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ARTICLE III

Miscellaneous

Section 3.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

Section 3.02 Reference to Agreement. Each of the documents executed in connection with the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms thereof are hereby amended so that any reference in such document to the Agreement shall mean a reference to the Agreement as hereby amended.

Section 3.03 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.

Section 3.04 APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

Section 3.05 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 3.06 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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LIMITED LIABILITY COMPANY AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

Company:	ASAlliances Biofuels, LLC

	By:	/s/ David Black
		Name:	David Black
		Title:	CEO
		Date:	7/24/06

Class A Holder:	Midwest First Financial, Inc.

By:
Name:
Title:
Date:

Class A and Class B Holder:	ACSAB, LLC

	By:	/s/ Kevin W. Kuykendall
		Name:	Kevin W. Kuykendall
		Title:	President & Secretary
		Date:	July 24, 2006

Class A and Class B Holder:	Laminar Direct Capital L.P.

By: Laminar Direct Capital GP, Inc.
Its: General Partner

	By:	/s/ Robert T. Ladd
		Name:	Robert T. Ladd
		Title:	President
		Date:	July 25, 2006

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

236132

Class A and Class B Holder:	USRG ASA, LLC

By: US Renewables Group, LLC, its sole member

	By:	/s/ Lee E. Bailey
		Name:	Lee E. Bailey
		Title:	COO/ Partner
		Date:	7-24-06

Class B Holder:	FDC Ethanol, LLC

By:
Name:
Title:
Date:

Class B Holder:	Cargill Biofuels Investments, LLC

By:
Name:
Title:
Date:

Class B and Class C Holder:	ASAlliances Holdings, LP

By: ASAH GP, LLC
Its: General Partner

	By:	/s/ David Black
		Name:	David Black
		Title:	President
		Date:	7/24/06

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT 236132